FILED COPY
                                                       19971095373 M
                                                       $ 25.00
                                                       SECRETARY OF STATE
                                                       06-16-97  13:13:11

                           ARTICLES OF AMENDMENT
                                  TO THE
                         ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:


FIRST:    The name of the corporation is BROWN DISC PRODUCTS COMPANY, INC.


SECOND: The following amendment to the Articles of Incorporation was adopted on June 2, 1997, as prescribed by the Colorado Business Corporation
          Act, in the manner marked with an X below:

          No shares have been issued or Directors Elected - Action by
---       Incorporators

          No shares have been issued but Directors Elected - Action by
---       Directors


         Such amendment was adopted by the board of directors where shares
---      have been issued and shareholder action was not required.

 X       Such amendment was adopted by a vote of the shareholders.  The number
---      of shares voted for the amendment was sufficient for approval.


THIRD:   If changing corporate name, the new name of the corporation is

         THE QUARTZ GROUP, INC.
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FOURTH:  The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

         --------------------------------------------------------------------

If these amendments are to have a delayed effective date, please list that date:
         --------------------------------------------------------------------
              (Not to exceed ninety (90) days from the date of filing)



                          Signature   /s/ David J. Lopes
                                      ----------------------------

                          Title       President
                                      ----------------------------